EXHIBIT 99.1

Steelcase Reports Second Quarter Fiscal 2020 Results

  Revenue grew 14% to $998 million, driven by strong organic growth and acquisitions
  Operating margin increased 70 basis points to 8.5%; earnings per share improved 22% to $0.50
  Third quarter outlook projects continued growth against a strong prior year

GRAND RAPIDS, Mich., Sept. 19, 2019 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE: SCS) today reported second quarter revenue of $998.0 million and net income of $60.5 million, or diluted earnings of $0.50 per share.  In the prior year, Steelcase reported $875.8 million of revenue and net income of $49.1 million, or diluted earnings of $0.41 per share.

Revenue increased 14 percent in the second quarter compared to the prior year, reflecting double-digit growth across all segments.  The growth included benefits from acquisitions and organic revenue growth of 9 percent, which was driven by high order backlog at the beginning of the quarter.  Orders (adjusted for currency translation effects, acquisitions and divestitures) grew 3 percent compared to orders in the second quarter of fiscal 2019, which grew 12 percent compared to the previous year.

Revenue and order growth (decline) by segment
Q2 2020 vs. Q2 2019
	Revenue Growth	Organic Revenue Growth	Organic Order Growth (Decline)

Americas	13%	9%	3%
EMEA	16%	5%	(1)%
Other category	18%	20%	9%
Steelcase Inc.	14%	9%	3%

"We delivered one of our strongest quarters in the past 20 years, exceeding our expectations," said Jim Keane, president and CEO.  "These results demonstrate the effectiveness of our growth strategies and reflect the efforts of our employees around the world.  Our new products are strengthening our portfolio in all geographies, our acquisitions and partnerships are providing additional solutions to our dealers and customers, and the war for talent continues to motivate organizations to invest in workspaces that inspire their people."

Second quarter operating income of $85.3 million (or 8.5 percent of revenue) increased by $17.4 million or 26 percent compared to operating income of $67.9 million (or 7.8 percent of revenue) in the prior year.  The Americas reported operating income of $90.3 million compared to $77.2 million in the prior year.  The Americas' operating income margin improved 40 basis points compared to the prior year driven by higher gross margins and lower operating expenses as a percentage of revenue.  EMEA reported an operating loss of $5.5 million compared to an operating loss of $6.0 million in the prior year, while the Other Category reported operating income of $8.9 million compared to $4.8 million in the prior year.

"We delivered another record level of quarterly revenue in Asia Pacific, as well as year-over-year improvement in EMEA, which posted 5 percent organic revenue growth, improvements in gross margin and lower operating expenses as a percentage of revenue," said Dave Sylvester, senior vice president and CFO.  "The business environment in EMEA continues to be challenging, but our opportunity pipeline for the region reflects growth and our teams remain solidly focused on achieving profitability for fiscal 2020."

Gross margin of 33.4 percent in the second quarter represented an increase of 40 basis points compared to the prior year, with a 30 basis point improvement in the Americas, a 60 basis point improvement in EMEA and a 90 basis point improvement in the Other category.  The improvement was driven by pricing benefits, lower commodity costs, and higher absorption of fixed costs, partially offset by unfavorable business mix and investments to support growth initiatives.

Operating expenses of $248.2 million in the second quarter represented an increase of $27.5 million, but an improvement of 30 basis points as a percentage of revenue, compared to prior year.  The increase in expense was primarily driven by $9.2 million from acquisitions, the impact of a $7.5 million property gain in the prior year and higher spending to drive growth, partially offset by $1.8 million of favorable currency translation effects.

Interest expense of $6.7 million in the second quarter represented an increase of $1.8 million compared to $4.9 million in the prior year due to the higher level of outstanding debt.

Income tax expense of $21.6 million in the second quarter reflected an effective tax rate of 26.3 percent.  In the prior year, income tax expense was $18.1 million and reflected an effective tax rate of 26.9 percent.

Total liquidity, comprised of cash, cash equivalents and the cash surrender value of company-owned life insurance, aggregated to $385.3 million and total debt was $485.0 million at the end of the second quarter.

The Board of Directors has declared a quarterly cash dividend of $0.145 per share, to be paid on or before October 14, 2019, to shareholders of record as of September 30, 2019.

Outlook

The company expects third quarter fiscal 2020 revenue to be in the range of $920 to $945 million, which would represent 2 to 5 percent growth.  The company reported revenue of $900.9 million in the third quarter of fiscal 2019, which represented a 17 percent increase and 13 percent organic growth compared to the previous year.

Steelcase expects to report diluted earnings per share between $0.33 to $0.37 for the third quarter of fiscal 2020.  Steelcase reported diluted earnings per share of $0.31, and adjusted earnings per share of $0.36, in the third quarter of fiscal 2019.  The prior year included a $3.6 million favorable tax adjustment, which had the impact of increasing diluted earnings by approximately $0.02 per share, after consideration of the related variable compensation effect.

"The outlook in our industry remains positive," said Jim Keane.  "We believe there is significant potential to expand our earnings by continuing to improve our profitability in EMEA, leveraging our broadened product portfolio and delivering on the value creation plans for our acquisitions.”

Business Segment Results
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	August 23, 2019	August 24, 2018	% Change	August 23, 2019	August 24, 2018	% Change

Revenue
Americas (1)	$739.5	$654.1	13.1%	$1,315.8	$1,189.9	10.6%
EMEA (2)	154.2	133.2	15.8%	315.5	270.6	16.6%
Other (3)	104.3	88.5	17.9%	191.0	169.3	12.8%
Consolidated revenue	$998.0	$875.8	14.0%	$1,822.3	$1,629.8	11.8%

Operating income (loss)
Americas	$90.3	$77.2	$122.7	$106.9
EMEA	(5.5)	(6.0)	(4.7)	(7.7)
Other	8.9	4.8	11.2	6.4
Corporate (4)	(8.4)	(8.1)	(16.3)	(14.4)
Consolidated operating income	$85.3	$67.9	$112.9	$91.2

Operating income percent	8.5%	7.8%	6.2%	5.6%

Revenue mix
Americas	74.1%	74.7%	72.2%	73.0%
EMEA	15.5%	15.2%	17.3%	16.6%
Other	10.4%	10.1%	10.5%	10.4%

Business Segment Footnotes

  The Americas segment serves customers in the U.S., Canada, the Caribbean Islands and Latin America with a portfolio of integrated architecture, furniture and technology products marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Coalesse, Turnstone, Smith System, AMQ and Orangebox brands.
  The EMEA segment serves customers in Europe, the Middle East and Africa primarily under the Steelcase, Orangebox and Coalesse brands, with an emphasis on freestanding furniture systems, storage and seating solutions.
  The Other category includes Asia Pacific, Designtex and PolyVision.
  Corporate costs include unallocated portions of shared service functions, such as information technology, corporate facilities, finance, human resources, research, legal and customer aviation, plus deferred compensation expense and income or losses associated with company-owned life insurance.

YEAR OVER YEAR ORGANIC REVENUE GROWTH BY SEGMENT
Q2 2020 vs. Q2 2019
	Steelcase Inc.	Americas	EMEA	Other category

Q2 2019 revenue	$875.8	$654.1	$133.2	$88.5
Acquisitions	47.3	26.5	20.8	—
Divestiture	(0.5)	—	(0.5)	—
Currency translation effects*	(7.7)	(0.3)	(6.1)	(1.3)
Q2 2019 revenue, adjusted	914.9	680.3	147.4	87.2

Q2 2020 revenue	998.0	739.5	154.2	104.3
Organic growth $	$83.1	$59.2	$6.8	$17.1
Organic growth %	9%	9%	5%	20%

* Currency translation effects represent the estimated net effect of translating Q2 2019 foreign currency revenues using the average exchange rates during Q2 2020.

PROJECTED ORGANIC REVENUE GROWTH
Q3 2020 vs. Q3 2019
Steelcase Inc.

Q3 2019 revenue	$900.9
Acquisitions	6.5
Currency translation effects*	(8.6)
Q3 2019 revenue, adjusted	898.8

Q3 2020 revenue, projected	$920 - $945
Organic growth $	$21 - $46
Organic growth %	2% - 5%

* Currency translation effects represent the estimated net effect of translating Q3 2019 foreign currency revenues using the exchange rates at the end of Q2 2020.

ADJUSTED EARNINGS PER SHARE

(Unaudited)
Three Months Ended
November 23, 2018
Diluted earnings per share	$0.31
Pension charge, per share	0.09
Variable compensation impact, per share	(0.03)
Tax impact, per share	(0.01)
Adjusted earnings per share	$0.36

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 23, 2019		August 24, 2018		August 23, 2019		August 24, 2018
Revenue	$998.0	100.0%	$875.8	100.0%	$1,822.3	100.0%	$1,629.8	100.0%
Cost of sales	664.5	66.6	587.2	67.0	1,230.4	67.5	1,103.3	67.7
Gross profit	333.5	33.4	288.6	33.0	591.9	32.5	526.5	32.3
Operating expenses	248.2	24.9	220.7	25.2	479.0	26.3	435.3	26.7
Operating income	$85.3	8.5%	$67.9	7.8%	$112.9	6.2%	$91.2	5.6%
Interest expense	(6.7)	(0.7)	(4.9)	(0.6)	(13.4)	(0.7)	(9.3)	(0.6)
Investment income	1.5	0.2	0.5	0.1	2.5	0.1	1.5	0.1
Other income, net	2.0	0.2	3.7	0.4	4.2	0.2	7.0	0.4
Income before income tax expense	82.1	8.2	67.2	7.7	106.2	5.8	90.4	5.5
Income tax expense	21.6	2.1	18.1	2.1	27.9	1.5	24.3	1.4
Net income	$60.5	6.1%	$49.1	5.6%	$78.3	4.3%	$66.1	4.1%

Americas
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 23, 2019		August 24, 2018		August 23, 2019		August 24, 2018
Revenue	$739.5	100.0%	$654.1	100.0%	$1,315.8	100.0%	$1,189.9	100.0%
Cost of sales	486.3	65.8	432.6	66.1	879.7	66.9	796.2	66.9
Gross profit	253.2	34.2	221.5	33.9	436.1	33.1	393.7	33.1
Operating expenses	162.9	22.0	144.3	22.1	313.4	23.8	286.8	24.1
Operating income	$90.3	12.2%	$77.2	11.8%	$122.7	9.3%	$106.9	9.0%

EMEA
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 23, 2019		August 24, 2018		August 23, 2019		August 24, 2018
Revenue	$154.2	100.0%	$133.2	100.0%	$315.5	100.0%	$270.6	100.0%
Cost of sales	112.6	73.0	98.1	73.6	228.3	72.4	197.4	72.9
Gross profit	41.6	27.0	35.1	26.4	87.2	27.6	73.2	27.1
Operating expenses	47.1	30.6	41.1	30.9	91.9	29.1	80.9	29.9
Operating loss	$(5.5)	(3.6)%	$(6.0)	(4.5)%	$(4.7)	(1.5)%	$(7.7)	(2.8)%

Other category
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 23, 2019		August 24, 2018		August 23, 2019		August 24, 2018
Revenue	$104.3	100.0%	$88.5	100.0%	$191.0	100.0%	$169.3	100.0%
Cost of sales	65.6	62.9	56.5	63.8	122.4	64.1	109.7	64.8
Gross profit	38.7	37.1	32.0	36.2	68.6	35.9	59.6	35.2
Operating expenses	29.8	28.6	27.2	30.8	57.4	30.0	53.2	31.4
Operating income	$8.9	8.5%	$4.8	5.4%	$11.2	5.9%	$6.4	3.8%

Corporate
	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	August 23, 2019	August 24, 2018	August 23, 2019	August 24, 2018
Operating loss	$(8.4)	$(8.1)	$16.3	$14.4

Webcast
Steelcase will discuss second quarter results and business outlook on a conference call at 8:30 a.m. Eastern time tomorrow.

Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated statements of income, balance sheets or statements of cash flows of the company.  Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The non-GAAP financial measures used within this earnings release are: (1) organic revenue growth, which represents the change in revenue excluding estimated currency translation effects and the impacts of acquisitions and divestitures; and (2) adjusted earnings per share, which includes earnings per share, excluding charges related to a multi-employer pension plan and the related variable compensation and income tax effects. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements
From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations.  These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, the company.  Forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project, "targets," or other similar words, phrases or expressions.  Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate.  Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; changes in raw material, commodity and other input costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission.  Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.
For over 105 years, Steelcase Inc. has helped create great experiences for the world's leading organizations, across industries.  We demonstrate this through our family of brands - including Steelcase®, Coalesse®, Designtex®, PolyVision®, Turnstone®, Smith System®, Orangebox® and AMQ®.  Together, they offer a comprehensive portfolio of architecture, furniture and technology products and services designed to unlock human promise and support social, economic and environmental sustainability.  We are globally accessible through a network of channels, including over 800 Steelcase dealer locations.  Steelcase is a global, industry-leading and publicly traded company with fiscal 2019 revenue of $3.4 billion.

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	August 23, 2019	August 24, 2018	August 23, 2019	August 24, 2018
Revenue	$998.0	$875.8	$1,822.3	$1,629.8
Cost of sales	664.5	587.2	1,230.4	1,103.3
Gross profit	333.5	288.6	591.9	526.5
Operating expenses	248.2	220.7	479.0	435.3
Operating income	85.3	67.9	112.9	91.2
Interest expense	(6.7)	(4.9)	(13.4)	(9.3)
Investment income	1.5	0.5	2.5	1.5
Other income, net	2.0	3.7	4.2	7.0
Income before income tax expense	82.1	67.2	106.2	90.4
Income tax expense	21.6	18.1	27.9	24.3
Net income	$60.5	$49.1	$78.3	$66.1

Earnings per share:
Basic	$0.50	$0.41	$0.65	$0.56
Diluted	$0.50	$0.41	$0.65	$0.56
Weighted average shares outstanding - basic	119.7	119.2	119.6	119.0
Weighted average shares outstanding - diluted	120.2	119.2	120.1	119.0

Dividends declared and paid per common share	$0.1450	$0.1350	$0.2900	$0.2700

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
	(Unaudited)
	August 23, 2019	February 22, 2019
ASSETS
Current assets:
Cash and cash equivalents	$229.1	$261.3
Accounts receivable, net	467.3	390.3
Inventories	243.1	224.8
Prepaid expenses	27.5	19.5
Other current assets	46.3	52.7
Total current assets	1,013.3	948.6

Property, plant and equipment, net	447.2	455.5
Company-owned life insurance ("COLI")	156.2	156.1
Deferred income taxes	130.5	135.8
Goodwill	239.5	240.8
Other intangible assets, net	111.0	119.3
Investments in unconsolidated affiliates	53.3	56.9
Right-of-use operating lease assets	215.6	—
Other assets	28.4	29.4
Total assets	$2,395.0	$2,142.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$277.0	$241.2
Short-term borrowings and current portion of long-term debt	3.1	4.1
Current operating lease obligations	36.3	—
Accrued expenses:
Employee compensation	124.0	168.1
Employee benefit plan obligations	30.2	37.1
Accrued promotions	35.3	27.7
Customer deposits	27.1	20.0
Product warranties	13.9	16.4
Income taxes payable	16.4	3.5
Other	81.2	77.1
Total current liabilities	644.5	595.2

Long-term liabilities:
Long-term debt less current maturities	481.9	482.9
Employee benefit plan obligations	132.6	141.6
Long-term operating lease obligations	193.1	—
Other long-term liabilities	53.7	72.9
Total long-term liabilities	861.3	697.4
Total liabilities	1,505.8	1,292.6

Shareholders’ equity:
Additional paid-in capital	26.5	16.4
Accumulated other comprehensive loss	(61.8)	(47.3)
Retained earnings	924.5	880.7
Total shareholders’ equity	889.2	849.8
Total liabilities and shareholders’ equity	$2,395.0	$2,142.4

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Six Months Ended
	August 23, 2019	August 24, 2018
OPERATING ACTIVITIES
Net income	$78.3	$66.1
Depreciation and amortization	41.4	38.7
Non-cash stock compensation	12.0	12.9
Equity in income of unconsolidated affiliates	(5.7)	(6.8)
Dividends received from unconsolidated affiliates	8.2	7.1
Other	2.1	(11.2)
Changes in operating assets and liabilities:
Accounts receivable	(82.2)	(99.8)
Inventories	(20.5)	(38.0)
Other assets	3.9	6.7
Accounts payable	37.8	45.6
Employee compensation liabilities	(46.1)	(40.1)
Employee benefit obligations	(17.7)	(18.7)
Customer deposits	7.4	(7.0)
Income taxes payable	13.0	0.1
Accrued expenses and other liabilities	10.9	6.1
Net cash provided by (used in) operating activities	42.8	(38.3)

INVESTING ACTIVITIES
Capital expenditures	(32.5)	(41.5)
Proceeds from COLI policies	1.1	20.7
Acquisitions, net of cash acquired	—	(149.5)
Other	1.8	1.9
Net cash used in investing activities	(29.6)	(168.4)

FINANCING ACTIVITIES
Dividends paid	(34.5)	(32.3)
Common stock repurchases	(5.9)	(3.5)
Borrowings on lines of credit	—	76.9
Repayments on lines of credit	—	(66.7)
Repayments of long-term debt	(1.3)	(1.3)
Other	(1.0)	—
Net cash used in financing activities	(42.7)	(26.9)

Effect of exchange rate changes on cash and cash equivalents	(1.4)	(2.8)

Net decrease in cash, cash equivalents and restricted cash	(30.9)	(236.4)
Cash and cash equivalents and restricted cash, beginning of period[1]	264.8	285.6
Cash and cash equivalents and restricted cash, end of period[2]	$233.9	$49.2

  These amounts include restricted cash of $3.5 and $2.5 as of February 22, 2019 and February 23, 2018, respectively.
  These amounts include restricted cash of $4.8 and $3.5 as of August 23, 2019 and August 24, 2018, respectively.

Restricted cash primarily represents funds held in escrow for potential future workers’ compensation and product liability claims.  Restricted cash is included as part of Other assets in the Condensed Consolidated Balance Sheets.

CONTACT:	Investor Contact:
Michael O'Meara
Investor Relations
(616) 292 - 9274

Media Contact:
Katie Woodruff
Corporate Communications
(616) 915 - 8505